Amendment No. 3 to Amended and Restated Motor Vehicle Installment Contract
                           Loan and Security Agreement

        This Amendment is entered into by and between Ugly Duckling Corporation, successor in interest to Ugly Duckling Holdings, Inc. ("Ugly Duckling"), a Delaware corporation; Ugly Duckling Car Sales and Finance Corporation ("UDCSFC"), an Arizona corporation formerly known as Duck Ventures, Inc.; Ugly Duckling Credit Corporation ("UDCC") formerly known as Champion Acceptance Corporation, an Arizona corporation; Ugly Duckling Car Sales, Inc. ("Sales"); an Arizona corporation; Champion Financial Services, Inc. ("Champion"), an Arizona corporation; Ugly Duckling Car Sales Florida, Inc. ("Car Sales Florida"), a Florida corporation; Ugly Duckling Car Sales Texas, L.L.P. ("Car Sales Texas"), an Arizona limited liability partnership; Ugly Duckling Car Sales New Mexico, Inc. ("Car Sales New Mexico"), a New Mexico corporation; Ugly Duckling Car Sales California, Inc. ("Car Sales California"), a California corporation; Ugly Duckling Car Sales Georgia, Inc. ("Car Sales Georgia"), a Georgia corporation (all of the foregoing entities collectively referred to herein as "Existing Borrower"); Cygnet Financial Corporation ("Cygnet"), a Delaware corporation; Cygnet Dealer Finance, Inc. ("Dealer Finance"), an Arizona corporation; Cygnet Finance Alabama, Inc. ("Cygnet Alabama"), an Arizona corporation; Cygnet Support Services, Inc. ("Services"), an Arizona corporation; Cygnet Financial Services, Inc. ("Cygnet Services"), an Arizona corporation; Cygnet Financial Portfolio, Inc. ("Cygnet Portfolio"), an Arizona corporation (Cygnet, Dealer Finance, Cygnet Alabama, Services, Cygnet Services, and Cygnet Portfolio collectively referred to herein as "New Borrower"; Existing Borrower and New Borrower collectively referred to herein as "Borrower"); and General Electric Capital Corporation, a New York corporation ("Lender").

                                    RECITALS

     A. Existing Borrower and Lender are parties to an Amended and Restated Motor Vehicle Installment Contract Loan and Security Agreement dated as of August 15, 1997, as amended by an Assumption and Amendment Agreement dated October 23, 1997, Amendment No. 1 dated December 22, 1997, Amendment No. 2 dated September 9, 1998 (the Amended and Restated Motor Vehicle Installment Contract Loan and Security Agreement as so amended is referred to herein as the "Agreement") pursuant to which Lender agreed to make Advances to Existing Borrower on the terms and conditions set forth in the Agreement.

     B. Existing Borrower and Lender desire to add New Borrower to the Agreement and to amend certain provisions of the Agreement pursuant to the terms set forth in this Amendment.

     In consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

     1. Defined Terms. Unless otherwise specified herein, all capitalized terms used in this Amendment shall have the same meaning given to such term(s) in the Agreement.

     2. New Borrower. Without releasing Existing Borrower from liability to Lender for all obligations existing or in the future arising under the Agreement, New Borrower hereby assumes obligations as a Borrower to Lender under the Agreement and all obligations to Lender under all other documents and instruments executed by Existing Borrower in connection with the Agreement.

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By executing  this  Amendment,  New Borrower  shall become a Borrower  under the
Agreement with all rights and obligations attendant to such status. New Borrower grants to Lender all of the conveyances and rights granted to Lender under the Agreement, including but not limited to a security interest in all collateral described therein and all rights and remedies set forth therein (including but not limited to rights of termination, acceleration and foreclosure).

     3. Amendments to Agreement. Effective as of the date hereof, the Agreement is hereby amended as follows.

        Definitions.

     a. Borrowing Base. The definition of Borrowing Base in Section 16.0 of the Agreement is amended to be as follows:

     Borrowing Base: the amount equal to the lesser of (i) One Hundred Twenty-five Million Dollars ($125,000,000.00) minus the Guaranty Liability, or
(ii) an amount equal to (A) sixty five percent (65%) of the Outstanding Principal Balance of all Originated Eligible Contracts (but not to exceed one hundred fifteen percent (115%) of the NADA average wholesale Black Book value for all such Contracts in the aggregate) during the time they are included in the Borrowing Base pursuant to Section 3.1; plus (B) eighty-six percent (86%) of the Outstanding Principal Balance of all Champion Eligible Contracts (but not to exceed one hundred seven percent (107%) of wholesale Kelly Blue Book for all such Contracts in the aggregate) during the time they are included in the Borrowing Base pursuant to Section 3.1; plus (C) seventy-five percent (75%) of the Outstanding Principal Balance of all Seminole Eligible Contracts during the time they are included in the Borrowing Base pursuant to Section 3.1; plus (D) the Inventory Advance Value; plus (E) during the term of the Dealer Contract Facility, the Dealer Contract Advance Value. At Lender's sole and absolute discretion and Borrower's request, Lender may agree to include Bulk Purchase Contracts as part of the Borrowing Base hereunder. The amount of advance against Bulk Purchase Contracts, if any, shall be at Lender's sole and absolute discretion. With respect to section (ii) (A) of this definition, compliance with the parenthetical test based on Black Book values shall be measured by Lender's sample of 100 or more Contracts and not on a Contract-by-Contract basis.

     b. Contract Rights. The following sentence is added to the definition of Contract Rights in Section 16.0 of the Agreement:

     With respect to Dealer Contracts, Contract Rights are all of Borrower's interests and rights in, under and with respect to, Dealer Contracts, including but not limited to rights in collateral securing Dealer Contracts and rights to payments under Dealer Contracts.

     c. Cygnet Borrower. The following definition is added to Section 16.0 of the Agreement:

     Cygnet Borrower: one or more of Cygnet Financial Corporation, a Delaware corporation; Cygnet Dealer Finance, Inc., an Arizona corporation; Cygnet Finance Alabama, Inc., an Arizona corporation; Cygnet Support Services, Inc., an Arizona corporation; Cygnet Financial Services, Inc., an Arizona corporation; and Cygnet Financial Portfolio, Inc., an Arizona corporation.

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

     d. Dealer Contract. The following definition is added to Section 16.0 of the Agreement:

     Dealer Contract: a contract between Cygnet Borrower and a motor vehicle dealer for (i) a revolving loan under Cygnet Borrower's Asset Based Loan Program by Cygnet Borrower to the dealer with advances based on and secured by motor vehicle installment contracts (which installment contracts are secured by the motor vehicle), and with servicing to be performed by the dealer, or (ii) the purchase of motor vehicle installment contracts (which installment contracts are secured by the motor vehicle) under Cygnet Borrower's Dealer Collection Program by Cygnet Borrower from the dealer, and with servicing to be performed by the dealer.

     e. Dealer Contract  Advance.  The following  definition is added to Section
16.0 of the Agreement:

     Dealer Contract Advance Value: the lesser of (i) Fifteen Million Dollars ($15,000,000) and (ii) fifty percent of Cygnet Borrower's net investment in Eligible Dealer Contracts. For the purpose of this definition, (i) Cygnet Borrower's net investment in Eligible Dealer Contracts is equal to the gross finance receivable for the underlying installment contracts minus the sum of unearned interest, Cygnet Borrower discounts and refundable reserves, and (ii) Cygnet Borrower's net investment in Eligible Dealer Contracts shall not include the balances outstanding under a Dealer Contract with respect to motor vehicle installment contracts which are more than 45 days past due or which are not included by Cygnet Borrower in the active outstandings under the Dealer Contract.

     f. Dealer Contract Facility.  The following  definition is added to Section
16.0 of the Agreement:

     Dealer Contract Facility: the loan Facility described in Section 2.1 (C).

     g. Eligible Dealer Contract . The following  definition is added to Section
16.0 of the Agreement:

     Eligible Dealer Contract: a Dealer Contract (i) which was, and continues to be, originated, underwritten, documented, and administered under the Dealer Collection Program or Asset Based Loan program in all material respects in accordance with the June 10, 1998 Cygnet Dealer Finance, Inc. Business Plan and Summary of Operations (including exhibits), or as otherwise approved in writing by Lender, (ii) under which installment contracts outstanding are less than Three Million Five Hundred Thousand Dollars ($3,500,000), unless the dealer is DCT or Texas Auto Outlet, (iii) under which not more than 15% of the outstanding installment contracts are more than 45 days past due, (iv) for which the dealer is servicing the installment contracts, (v) which is not in default by the Dealer or Cygnet Borrower, (vi) with a dealer which is actively in business and not in a reorganization or liquidation proceeding, (vii) with a dealer approved by Lender, (viii) which is valid, and enforceable by Cygnet Borrower and which is for installment contracts which are valid and enforceable, and (ix) for which Cygnet Borrower has a first priority perfected security interest or ownership of all installment contracts (and of the security interest in the underlying motor vehicle) outstanding under the Dealer Contract.

     h. Facility. The definition of Facility is amended to be:

     Facility: the Installment Contract Facility, the Inventory Facility, or the Dealer Contract Facility, as applicable.

     i. Loan Availability: The definition of "Loan Availability" in Section 16.0 of the Agreement is amended to be:

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

     Loan Availability: as to the Installment Contract Facility, the amount by which the Borrowing Base exceeds the Loan; as to the Inventory Facility, the amount of the Inventory Advance Value; as to the Dealer Contract Facility, the amount of the Dealer Contract Advance Value.

          j.   Single Loan. Section 2.0 of the Agreement is amended to be:

              Section 2.0. Single Loan. All Advances by Lender to Borrower under Sections 2.1(A), 2.1(B) and 2.1(C) shall constitute one loan and all indebtedness and obligations of Borrower to Lender under the Loan Documents shall constitute an obligation secured by Lender's security interest in all of the Collateral. In no event shall the Loan exceed One Hundred Twenty-five Million ($125,000,000.00). Borrower's obligation to pay the Loan is evidenced by this Agreement. Borrower shall pay Lender when due all Indebtedness in accordance with the terms of this Agreement whether or not Borrower has executed a promissory note. The actual amount Borrower is obligated to pay Lender hereunder shall be determined by this Agreement and the records of Lender, regardless of the terms of any promissory note. Any promissory note executed in connection with the Indebtedness need not be amended to reflect changes made to this Agreement.

          k.   Loan Facilities. Section 2.1 of the Agreement is amended to be:

              Section 2.1. Loan Facilities.

              (A) Installment Contract Facility. Subject to all of the terms and conditions of this Agreement, Lender agrees to loan funds up to One Hundred Twenty-five Million ($125,000,000.00) to Borrower against Eligible Contracts from time to time in a series of Advances during the term of this Agreement. Funds may be borrowed, repaid and reborrowed on a revolving basis subject to the terms and conditions set forth in this Agreement, provided that the amount outstanding under the Installment Contract Facility shall not at any time exceed the Borrowing Base.

              (B) Inventory Facility. Subject to all of the terms and conditions of this Agreement, Lender agrees to loan funds up to Twenty Million ($20,000,000.00) to Borrower against Eligible Inventory from time to time in a series of Advances during the term of this Agreement. Funds may be borrowed, repaid and reborrowed on a revolving basis subject to the terms and conditions set forth in this Agreement, provided that the amount outstanding under the Inventory Facility shall not at any time exceed the Inventory Advance Value.

              (C) Dealer  Contract  Facility.  Subject  to all of the  terms and conditions of this Agreement, Lender agrees to loan funds up to Fifteen Million ($15,000,000.00) to Borrower against Eligible Dealer Contracts from time to time in a series of
                  Advances during the term of the Dealer Contract Facility. Funds may be borrowed, repaid, and reborrowed on a revolving basis subject to the terms and conditions set forth in this Agreement, provided that the amount outstanding under the Dealer Contract Facility shall not at any time exceed the Dealer Contract Advance Value. The term of the Dealer Contract Facility shall commerce on January 15, 1999 and shall expire on July 14, 1999. Borrower may terminate the Dealer Contract Facility at any time prior to July 14, 1999 by Borrower's delivery to Lender of written notice of termination of the Dealer Contract Facility and payment of all amounts


                                     Page-4
                  outstanding under the Dealer Contract Facility. Upon expiration or termination of the Dealer Contract Facility and provided Borrower is not then in default under this Agreement, Cygnet Borrower shall be released of all obligations as Borrower under this Agreement, all Dealer Contracts shall be released as Collateral and Lender shall execute and deliver to Borrower all documents reasonably required to evidence the release of Cygnet Borrower and Dealer Contracts. The expiration or termination of the Dealer Contract Facility shall not effect the Loan Term or the guaranty of the obligations in this Agreement by Cygnet Dealer Finance, Inc.



     l. Dealer Contract Facility Fee. Section 2.2 of the Agreement is amended by adding the following Section 2.2 (D):

          (D) On the fifteenth day of each month beginning in February, 1999 and continuing during the term of the Dealer Contract Facility, Borrower shall pay to Lender a Dealer Contract Facility fee of Twenty Thousand Dollars ($20,000).

     m. Determination of Eligibility. The content of Section 3.1 of the Agreement is amended to be Section 3.1(A) and the following is added as Section 3.1(B) :

     Section 3.1(B) Borrower shall from time to time deliver to Lender Eligible Dealer Contracts which Borrower desires to be included in the Borrowing Base. An Eligible Dealer Contract shall be included in the Borrowing Base only when and for so long as, in Lender's sole determination, each of the requirements in the definition of Eligible Dealer Contract continues to be satisfied. If a Dealer Contract is determined by Lender to be, or is treated by Lender as, an Eligible Dealer Contract, Lender reserves the right to change its determination or treatment and to remove the Dealer Contract from the Borrowing Base if it later determines that the Dealer Contract is not or was not an Eligible Dealer Contract. A determination by Lender that a Dealer Contract is an Eligible Dealer Contract is not a waiver by Lender of, or an admission by Lender of the truth of, any of Borrower's representations and warranties in this Agreement.

     n. Procedure for Borrowing. Section 3.2.(A) of the Agreement is amended to be:

     Section 3.2. Procedure for Borrowing. (A) Borrower shall designate under which Facility it is requesting an Advance. If no Facility is specified by Borrower at the time of the request, then Lender may, at its option, (i) designate the Facility under which the Advance shall be made, or (ii) request a designation from Borrower. The first Advance shall not exceed the Borrowing Base. Subsequent Advances shall not be made more frequently than daily. Each subsequent Advance shall not exceed the applicable Loan Availability determined at Lender's election either as of the end of the most recent Accounting Period for which Lender has received the monthly reports required by Section 5.1 (C), or, as of such other date thereafter designated by Lender. Lender is not obligated to make an Advance if the amount available or requested is less than Twenty-Five Thousand Dollars ($25,000.00). Lender is not obligated to make an Advance unless Borrower provides Lender with sufficient information to calculate the Loan Availability. Lender's use of the information provided by Borrower to determine the amount available for Advances is not an admission by Lender as to the accuracy of the information, and Lender reserves the right to verify the information and redetermine the amount available for Advances.

     o. Borrower Administration. Sections 5.1 (C), (D) and (E) of the Agreement are amended to be:


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


     (C) Borrower shall furnish to Lender such reports in such form that Lender determines are necessary for it to track and monitor the Pledged Contracts, Remittances, Financed Vehicles, Dealer Contracts and insurance. Such reports shall be in a format and on a medium readable by Lender's computer software, or such other format or medium acceptable to Lender. The reports shall include but not be limited to those reports set forth on Exhibit 5.1(C) attached hereto and made a part hereof, and shall be delivered to Lender in accordance with such Exhibit.

     (D) Notwithstanding anything herein to the contrary, (i) Borrower shall remain liable under all Contracts and Dealer Contracts, and any other contracts and agreements with Contract Rights Payors or otherwise included in or related to the Collateral, to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, and (ii) the exercise by Lender of any rights under any of the Loan Documents shall not release Borrower from any of its duties or obligations under the Contracts or Dealer Contracts, or the other contracts and agreements, and
(iii) Lender shall not have any obligation or liability under the Contracts or Dealer Contracts, or the other contracts and agreements, nor shall Lender be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any rights thereunder.

     (E) Borrower shall administer the Contracts and Dealer Contracts at its own expense. In the event that Borrower fails to administer the Contracts in accordance with Section 5.1(A), or fails to administer Dealer Contracts in accordance with (i) the Dealer Collection Program or Asset Based Loan program as described in the June 10, 1998 Cygnet Dealer Finance, Inc. Business Plan and Summary of Operations (including exhibits), (ii) applicable law, and (iii) reasonable and prudent procedures in a way that, in Lender's determination, does not adversely affect the value of the Collateral, or there is an Event of Default or a Pre-Default Event, Lender may in Lender's or Borrower's name take over all or part of the Contract administration Borrower is required by this Agreement to perform and all or part of the Dealer Contract Administration performed by Borrower. If Lender takes over all or part of such administration, Borrower shall pay to Lender on demand all out-of-pocket costs incurred by Lender in the performance of Borrower's administration obligations, and Borrower shall pay Lender for the administration performed by Lender an administration fee (exclusive of out-of-pocket costs) established by Lender, and until so paid such costs and fee shall be part of the Loan.

     p. Security Interest. The description of Collateral in Section 6.0 of the Agreement is amended to include the following:

     Dealer Contracts; all rights of Borrower, and all assets owned by Borrower, arising under its Dealer Collection Program and Asset Based Loan Program (including but not limited to all receivables from dealers to Borrower and all rights of Borrower under agreements with dealers)

     q. Right to Notify and Endorse. Section 6.4 of the Agreement is amended to be:

     Right to Notify and Endorse. Borrower hereby irrevocably authorizes Lender to notify any or all Contract Debtors, dealers under Dealer Contracts, and Contract Rights Payors that Lender has a security interest in Contracts, Dealer Contracts, Contract Rights, and other items of Collateral at any time (i) prior to the occurrence of an Event of Default, in the name of Borrower, and (ii) after the occurrence of an Event of Default, in Lender's or Borrower's name. Any such notice shall, at Lender's election, be signed by Borrower and may be sent on Borrower's stationery.


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

     r. Lender Appointed Attorney-in-Fact. The first sentence in Section 6.5 of the Agreement is amended by adding the following:

          and (v) to exercise Borrower's rights with respect to bank accounts into which payments are deposited for installment contracts outstanding under Dealer Contracts and to perfect the assignment of such accounts to Lender.

     s. Contract Delivery Documents. Section 6.9 of the Agreement is amended by adding the following sentence:

     Until Lender notifies Borrower to deliver the Contract Delivery Documents to Lender, in which case Borrower shall immediately deliver them to Lender, Borrower may maintain possession of the Contract Delivery Documents for the installment contracts underlying Dealer Contracts if an assignment to Lender is attached to each installment contract, and if requested by Lender (in the event Lender determines stamping is appropriate to protect its interests) each contract is stamped "pledged to GECC" (rather than attaching an assignment.)

     t. Notice Regarding  Contracts.  The following sentence is added to Section
7.0 (B) of the Agreement:

     After an Eligible Dealer Contract is included in the Borrowing Base, in the event that Borrower becomes aware that one of the requirements in the definition of Eligible Dealer Contract is no longer satisfied, Borrower shall provide Lender with written notice thereof within five (5) Business Days of Borrower becoming aware, explaining in detail the timing and reasons why the requirement is not satisfied.

     u. Assignment of Bank Accounts. Article VIII of the Agreement is amended by adding the following Section 8.3:

     Section 8.3 Assignment of Bank Accounts. In addition to the security interest granted in Section 6.0, Borrower hereby absolutely assigns to Lender Borrower's interest in and right to all bank accounts, and all funds in such accounts, which are established in connection with Dealer Contracts for payments under installment contracts.

     v. Conditions to Each Advance. Section 9.0 (A) of the Agreement is amended to be as follows:

     For each Eligible Contract, Borrower shall have included the Eligible Contract on a List of Contracts delivered to Lender and, subject to Section 6.9, shall have delivered to Lender the Contract Delivery Documents; except that, if a Certificate of Title has not been issued and Borrower has provided Lender with proof acceptable to Lender that a Certificate of Title has been applied for, then the Certificate of Title must be delivered to Lender within ninety (90) days of the Contract date;

     w. Conditions of Dealer Contracts. Section 10.0 of the Agreement is amended by adding the following Section 10.0(q):

     Section 10.0(q) Dealer Contracts. Each Dealer Contract presented to Lender for inclusion in the Borrowing Base meets all of the requirements listed in the definition of Eligible Dealer Contract, except that Borrower makes no representation or warranty as to whether the Dealer Contract meets such


                                     Page-7
requirements to Lender's satisfaction. No selection procedures adverse to Lender have been utilized in selecting the Dealer Contracts presented to Lender.

     x. Cygnet Finance, Inc. The sentence in Section 13.15 of the Agreement regarding Borrower's investment in Cygnet Finance Inc. is amended to be:

     Ugly Duckling Corporation shall not invest more than Sixty Million Dollars ($60,000,000) in Cygnet Finance Inc.

     y. Borrower Agent. Article XIII of the Agreement is amended by adding the following new section 13.17:

     Section 13.17. Borrower Agent. Borrower hereby irrevocably appoints Ugly Duckling Corporation as its agent for the purpose of dealing with Lender
(including receiving notices from Lender and making requests for Advances) in connection with the Loan and this Agreement. This appointment and authorization is for the convenience of the parities and does not relieve any Borrower of any of its obligations to Lender.

     z. Subordination and Dealer Contracts. Section 14.3 of the Agreement is amended by adding the following sentences:

     All obligations and security interests owned by any Borrower with respect to any other Borrower are subordinated to the Loan and the Lender's security interest in the Collateral. Borrower shall not have loans or purchases of more than Three Million Five Hundred Dollars ($3,500,000) outstanding at the same time under any Dealer Contract, except for DCT and Texas Auto Outlet.

     4. Conditions Precedent To Effectiveness Of Amendment No.3.

     New Borrower shall have delivered to Lender on or before the date hereof the following duly executed documents in form and substance satisfactory to Lender, delivery of which shall be a condition precedent to the effectiveness of this Amendment:

               (A)  This Amendment;

               (B)  UCC-1 Financing Statements of New Borrower;

               (C) Duly adopted resolutions of the Board of Directors of each New Borrower;

               (D)  Copies  of New  Borrower's  Articles  of  Incorporation  and
                    By-laws, certified as a true and correct copy by the Secretary of New Borrower as true and correct;

               (E) Certificates of good standing for each New Borrower issued by the Secretary of State of its state of incorporation;

               (F)  A power of attorney of New Borrower;


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


               (G) A copy of a letter delivered by New Borrower to its accountants instructing them to disclose to Lender any and all financial statements and other information of any kind relating to New Borrower's business, financial condition and other affairs that Lender may request;

               (H) Two certificates of the chief financial officer of New Borrower;

               (I)  Assignment of bank accounts;

               (J) An initial fee of One Hundred Thousand Dollars ($100,000) for the Dealer Contract Facility, and the Line Fees for 1998 (as to the $25,000,000 increase in September 1998) in the amount of $19,349.31 and 1999 in the amount of $312,500; and

               (K) Such additional information and materials as Lender may reasonably request.


     5. Incorporation of Amendment: The parties acknowledge and agree that this Amendment is incorporated into and made a part of the Agreement, the terms and provisions of which, unless expressly modified herein, or unless no longer applicable by their terms, are hereby affirmed and ratified and remain in full force and effect. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision of the Agreement, the terms and provisions of this Amendment shall control. Each reference to the Agreement shall be a reference to the Agreement as amended by this Amendment. This Amendment, taken together with the Agreement, which is affirmed and ratified by Borrower, contains the entire agreement among the parties regarding the transactions described herein and supersedes all prior agreements, written or oral, with respect thereto.

     6. Borrower Remains Liable. Borrower hereby confirms that the Agreement and each document executed by Borrower in connection therewith continue unimpaired and in full force and effect and shall cover and secure all of Borrower's existing and future obligations to Lender.

     7. Headings. The paragraph headings contained in this Amendment are for convenience of reference only and shall not be considered a part of this Amendment in any respect.

     8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Arizona. Nothing herein shall preclude Lender from bringing suit or taking other legal action in any jurisdiction.

     9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.


                                     Page-9

IN WITNESS WHEREOF, the undersigned have entered into this Amendment as of January 18, 1999.

GENERAL ELECTRIC CAPITAL CORPORATION    UGLY DUCKLING CAR SALES, INC.

By: ______________________________      By:  /S/ JON EHLINGER
                                             ----------------
Title:  ____________________________    Title:  Secretary

UGLY DUCKLING CORPORATION               UGLY DUCKLING CAR SALES NEW MEXICO, INC.
By: /S/ STEVEN P. JOHNSON               By: /S/ JON EHLINGER
    ---------------------                   ----------------
Title:  Senior Vice President           Title:  Secretary

UGLY DUCKLING CAR SALES AND             CHAMPION FINANCIAL SERVICES, INC.
FINANCE CORPORATION

By:  /S/ JON EHLINGER                   By: /S/ JON EHLINGER
     ----------------                       ----------------
Title:  Secretary                       Title: Secretary

UGLY DUCKLING CAR SALES FLORIDA, INC.   UGLY DUCKLING CREDIT CORPORATION

By: /S/ JON EHLINGER                    By: /S/ JON EHLINGER
    ----------------                        ----------------
Title: Secretary                        Title: Secretary

UGLY DUCKLING CAR SALES TEXAS,L.L.P.    UGLY DUCKLING CAR SALES CALIFORNIA, INC.
By: Ugly Duckling Car Sales, Inc.
Its:  General Partner                   By: /S/ JON EHLINGER
                                            ----------------
                                        Title: Secretary
By: /S/ JON EHLINGER
    ----------------
Title: Secretary                        UGLY DUCKLING CAR SALES GEORGIA,INC.

                                        By: /S/ JON EHLINGER
                                            ----------------
                                        Title: Secretary

CYGNET FINANCIAL CORPORATION            CYGNET DEALER FINANCE, INC.

By: /S/ STEVEN P. JOHNSON               By: /S/ JUDITH A. BOYLE
    ---------------------                   -------------------
Title: Senior Vice President            Title: Secretary

CYGNET FINANCE ALABAMA, INC.            CYGNET SUPPORT SERVICES, INC.

By: /S/ JUDITH A. BOYLE                 By: /S/ JUDITH A. BOYLE
    -------------------                     -------------------
Title: Secretary                        Title: Secretary

CYGNET FINANCIAL SERVICES, INC.         CYGNET FINANCIAL PORTFOILIO, INC.

By: /S/ JUDITH A. BOYLE                 By: /S/ JUDITH A. BOYLE
    -------------------                     -------------------
Title: Secretary                        Title: Secretary